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Exhibit 5.1

August 8, 2006

TC Acquisition Corp.
1816 Fifth Street
Berkeley, CA 94710

Re:
Initial Public Offering of Units

Ladies and Gentlemen:

        We have acted as counsel for TC Acquisition Corp. (the "Company") in connection with its Registration Statement on Form S-1 (File No. 333-126355) (the "Registration Statement") filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") covering the registration of (i) 6,900,000 units (the "Units"), each unit consisting of (a) one share of the Company's common stock, $.0001 par value per share (the "Common Stock"), and (b) two warrants to purchase one share of Common Stock at an exercise price of $5.00 per share (the "Registered Warrants"), (ii) an option (the "Purchase Option") to purchase up to 345,000 units (the "Purchase Option Units") issued to Merriman Curhan Ford & Co., each unit consisting of (a) one share of Common Stock and (b) two warrants to purchase one share of Common Stock at an exercise price of $6.65 per share (the "Purchase Option Warrants," and together with the Registered Warrants, the "Warrants"), (iii) the Purchase Option Units issuable upon exercise of the Purchase Options, (iv) all shares of Common Stock and all Warrants issued as part of the Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Purchase Option Units.

        In connection with this opinion, we have examined copies of the Registration Statement, the Purchase Option to be executed and delivered by the Company and filed as Exhibit 4.5 to the Registration Statement, the Warrant Agreement (the "Warrant Agreement"), to be entered into between the Company and Continental Stock Transfer & Trust Company as warrant agent (the "Warrant Agent") and filed as Exhibit 4.4 to the Registration Statement and the Warrants. In addition, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (i) the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof; and (ii) that the Warrant Agreement, when executed and delivered by the Company and the Warrant Agent, will be a legal and binding obligation of the Warrant Agent. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

        Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that

        1.     The Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

        2.     The Common Stock included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus and the terms of the Units and the Purchase Option, will be duly authorized, validly issued, fully paid and non-assessable.

        3.     The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement, the Registration Statement and Related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

Lowenstein Sandler PC

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  Exhibit 5.1